KEYON COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARY

INTRODUCTION TO PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of substantially all of the assets and the assumption of certain liabilities used to provide wireless Internet and other related services to residential and commercial subscribers in East Central Texas (the “Business”) from ERF Wireless, Inc. (“ERF”) which was completed on February 15, 2011. The wireless broadband assets acquired exclude assets owned by ERF and its separate subsidiaries that are used to deliver broadband services to the oil and gas and banking industries, as well as any wireless broadband assets outside of the Business.

The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the historical financial statements of the Business, appearing elsewhere herein. These pro forma condensed combined financial statements may not be indicative of what would have occurred if the acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

On February 15, 2011, pursuant to the Asset Purchase Agreement and in connection with the acquisition, the Company paid $2,700,000 in cash and issued 100,000 shares of common stock with a fair value of $32,000 as consideration for the purchase. The balance of the consideration of $300,000 of cash is subject to working capital and other adjustments as described in the Asset Purchase Agreement and shall be paid on May 15, 2011.

KEYON COMMUNICATIONS HOLDINGS INC. AND SUBSIDIARY

PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2010
ASSETS	KeyOn	ERF	Adjustments		KeyOn pro forma
	(a)	(b)
CURRENT ASSETS:
Cash	$766,264	$1,250	(1,250	)(c)	$766,264
Accounts receivable, net of allowance for doubtful accounts	282,951	109,401			392,352
Marketable Securities	5,746,612	—	—		5,746,612
Prepaid expenses and other current assets	278,671	61,886			340,557
Total current assets	7,074,497	172,537	(1,250	)(m)	7,245,784

PROPERTY AND EQUIPMENT - Net	3,406,340	513,212	746,444	(d)	4,665,996

OTHER ASSETS
Goodwill	1,815,095	1,078,631	(537,808	)(e)	2,355,919
Subscriber base -net	864,867	133,638	1,206,213	(f)	2,204,718
Trademarks	16,567	—	—		16,567
Refundable deposits	85,386	31,796	(31,796	)(g)	85,386
Debt issuance costs - net	278,880	—	—		278,880
Total other assets	3,060,795	1,244,065	636,609		4,941,469

TOTAL ASSETS	$13,541,632	$1,929,814	$1,381,803		16,853,249

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,301,164	$110,780			$3,411,944
Revolving Line of Credit	1,215,938				1,215,938
Current portion of notes payable	396,847	227,152	(227,152	)(h)	396,847
Deferred rent liability	66,835	—	—		66,835
Current portion of capital lease obligations	644,119	84,236	(84,236	)(g)	644,119
Deferred revenue	253,596	168,837			422,433
Derivative Liability	2,390,515				2,390,515
Total current liabilities	8,269,014	591,005	(311,388	)(m)	8,548,631

LONG-TERM LIABILITIES:

Deferred rent liability, less current maturities	16,148	—	—		16,148
Convertible Note	1,958,451	—	—		1,958,451
Notes payable, less current maturities	505,312	—	—		505,312
Capital lease obligations, less current maturities	145,605	—	—		145,605
Deferred tax liability	165,471	—	—		165,471
Total long term liabilities	2,790,987	—	—		2,790,987

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred Stock - 60,000,000 shares authorized with 60,000,000 shares designated in the following classes:
Series Cal Cap preferred stock, 30,000,000 shares authorized; 0 shares issued
Series KIP preferred stock, 0.0001 par value; 30,000,000 shares authorized:;
0 shares issued
Common stock, $0.001 par value; 115,000,000 shares authorized;			—		—
23,668,211 and 20,686,056 shares issued and outstanding at December 31, 2010			—		—
and 2009, respectively	23,668		100	(i)	23,768
Additional paid-in capital	28,718,581		3,031,900	(j)	31,750,481
Parent company advances		3,409,405	(3,409,405	)(k)	—
Accumulated deficit	(26,261,840)	(2,070,596)	2,070,596	(l)	(26,261,840)
Accumulated other comprehensive income	1,224				1,224
Total stockholders’ (deficit)	2,481,632	1,338,809	1,693,191		5,513,632

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$13,541,633	$1,929,814	$1,381,803		$16,853,249

(a) Derived from the audited balance sheet of KeyOn as of December 31, 2010.

(b) Derived from the audited carve-out balance sheet of ERF Wireless as of December 31, 2010.

(c) Represents the elimination of cash that was excluded from the assets acquired.

(d) Represents the estimated fair value of acquired property based on replacement cost.

(e) Reflects KeyOn’s purchase price for the ERF assets of $3,032,000 at fair value on the date of consummation. The difference between the purchase price and the fair value of the tangible assets acquired was allocated to the acquired subscriber base and goodwill. This goodwill is tax deductible which will create a tax liability as stated in the Pro forma Statement of Operations.

(f) Reflects KeyOn’s estimated fair value of the acquired ERF subscriber base of approximately 3,879 subscribers, based on the net present value of the net cash flows expected over the estimated life of the subscribers.

(g) Refundable Deposits and Capital Lease obligations were satisfied by ERF to eliminate security interests held by third-parties. These obligations were satisfied as a pre-condition to consummating the acquisition.

(h) Reflects the elimination of Notes Payable repaid by ERF as a pre-condition to consummating the acquisition.

(i) Reflects the fair value of 100,000 shares of KeyOn common stock at $0.001 par value issued as purchase consideration.

(j) Reflects the fair value of 100,000 shares of KeyOn common stock at $0.32 per share and $3,000,000 in cash as purchase consideration.

(k) Reflects the elimination of ERF’s Parent Company Advances upon the consummation of the acquisition.

(l) Reflects the elimination of ERF’s Accumulated Deficit upon the consummation of the acquisition.

(m) The effect of the Working Capital deficit shown in the carve-out balance sheet of ERF Wireless as of December 31, 2010 is not reflected in the purchase price included in the pro forma Balance Sheet. Although the Net Working Capital credit or deficit as applicable will serve as a purchase price adjustment according to the terms of the Asset Purchase Agreement, the amount will not be known until May 15, 2011.

The following table provides a breakdown of the purchase price of the ERF assets acquired by KeyOn including the fair value of the purchase consideration issued to the seller.

KEYON COMMUNICATIONS HOLDINGS INC. AND SUBSIDIARY

ERF WIRELESS ACQUISITION ASSET VALUATION SUMMARY (as of 12/31/10)

Calculation of Acquisition Accounting

Stock value on date of transfer (February 15, 2011)	$0.32
Net Purchase Price for 100,000 shares as of 02/15/11	$32,000
Cash in Consideration	3,000,000
Total consideration	3,032,000
Accounts receivable, net of allowance for doubtful accounts	109,401
Prepaid expenses and other current assets	61,886
Fixed assets	1,259,656
Accounts payable	(110,780)
Deferred revenue	(168,837)
Net tangible assets acquired	1,151,326
Purchase price remaining to be allocated to intangible assets	1,880,674
Subscriber base allocation	1,339,851
Goodwill allocations	$540,823

The purchase price allocation is preliminary and is subject to adjustment based upon a more detailed analysis to be performed by management within the one year measurement period prescribed under the acquisition method of accounting.

Fair Market Value of Acquired Net Assets

Accounts receivable, net of allowance for doubtful accounts	109,401
Prepaid expenses	7,451
Equipment
Network Equipment and Customer Premise Equipment	$1,219,081
Equipment and Materials not deployed	54,435
Vehicles	40,575
Subtotal assets	1,430,943
Subscriber Base	1,339,851
Accounts payable	(110,780)
Deferred revenue	(168,837)
TOTAL FMV OF NET ASSETS	$2,491,177

KEYON COMMUNICATIONS HOLDINGS INC. AND SUBSIDIARY

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
	KeyOn	ERF	Adjustments		KeyOn pro forma
REVENUES:	(a)	(b)
Service and installation revenue	$7,415,493	$2,104,461	$—		$9,519,954
Support and other revenue	108,185	103,248	—		211,433

Total revenues	7,523,678	2,207,709	—		9,731,387

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	5,129,802	552,228	(142,044	)(c)	5,539,986
Network operating costs	3,342,913	507,088	(75,946	)(d)	3,774,055
Professional fees	1,901,117	7,061	(7,061	)(e)	1,901,117
Depreciation and amortization	2,080,303	1,200,963	(334,461	)(f)	2,946,805
General and administrative expense	1,509,843	233,824	(64,237	)(g)	1,679,430
Installation expense	267,427	—	—		267,427
Marketing and advertising	390,376	3,125	—		393,501

Total operating costs and expenses	14,621,781	2,504,289	(623,750)		16,502,320

LOSS FROM OPERATIONS	(7,098,103)	(296,580)	623,750		(6,770,933)

OTHER INCOME (EXPENSE):
Other income	145,804	—	—		145,804
Interest income	6,114	—	—		6,114
Interest expense	(3,454,945)	(77,027)	77,027	(h)	(3,454,945)
Loss on note repaid in common stock					—
Fair value of derivative in excess of					—
debt proceeds	(29,792,150)	—	—		(29,792,150)
Change in fair value of derivative	42,401,635	—	—		42,401,635
Total other income (expense)	9,306,458	(77,027)	77,027		9,306,458

NET INCOME (LOSS) BEFORE INCOME TAXES	2,208,355	(373,607)	700,777		535,525

INCOME TAXES	(165,471)	—	(9,577	)(i)	(175,048)

OTHER COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$2,042,884	$(373,607)	$710,354		$2,360,476
Unrealized gain on investments	1,224				$1,224
Total comprehensive income (loss)	$2,044,108	$(373,607)	$710,354		$2,361,700

Net income (loss) per common share, basic	$0.10				$0.10

Net income (loss) per common share, diluted	$(0.17)				$(0.17)

Weighted average common shares outstanding, basic	22,647,487				22,747,487

Weighted average common shares outstanding, diluted	43,441,999				43,541,999

(a) Derived from the audited statement of operations of KeyOn for the year ended December 31, 2010.

(b) Derived from the audited carve-out statement of operations of ERF Wireless for the year ended December 31, 2010.

(c) Reflects the elimination of all payroll and payroll related expenses for the employees that are not assumed pursuant to the acquisition.

(d) Reflects the elimination of network operating costs that are duplicative services of KeyOn’s.

(e) Reflects the elimination of all professional fees that are duplicative services of KeyOn’s (i.e., accounting, legal and consulting professional services).

(f) Reflects the decrease in depreciation and amortization based on the fair market value of the assets acquired by KeyOn on the date of the acquisition. This includes the valuation of tower assets, customer premise equipment, vehicles, office equipment, network equipment, and the valuation of the subscriber base, an intangible asset. The amortizable life of the subscriber base was determined by using the historical churn of the customer base provided by ERF in regards to the ERF customer base. This churn of 2.8% per month calculates to be a three year life on the subscriber base purchased by KeyOn.

(g) Reflects the G&A expenses including insurance, bank charges, travel expenses and facility expenses that are being eliminated as a direct result of the acquisition.

(h) Reflects the elimination of all interest expense due to all debt that was repaid as a precondition to consummating the acquisition.

(i) Reflects deferred income tax expense resulting from the amortization of tax deductible goodwill.